Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,374,530
Unrealized Gain (Loss) on Market Value of Futures	541,612,430
Dividend Income	190,855
Interest Income	740,105
ETF Transaction Fees	34,000
Total Income (Loss)	$548,951,920

Expenses
General Partner Management Fees	$1,326,884
Professional Fees	252,796
Brokerage Commissions	655,797
Non-interested Directors' Fees and Expenses	18,791
Prepaid Insurance Expense	13,634
NYMEX License Fee	44,230
SEC & FINRA Registration Expense	26,693
Total Expenses	$2,338,825
Net Income (Loss)	$546,613,095

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/16	$3,512,876,731
Additions (12,800,000 Shares)	121,281,726
Withdrawals (57,100,000 Shares)	(609,652,940)
Net Income (Loss)	546,613,095

Net Asset Value End of Month	$3,571,118,612
Net Asset Value Per Share (316,200,000 Shares)	$11.29

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612